FOG CUTTER CAPITAL GROUP INC.

SECTION 16 FILINGS UNDER SECURITIES EXCHANGE ACT OF
1934

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Tiffany Wiederhorn, Scott Stevenson and
Michael Angel his or her true and lawful agent, proxy and attorney-in-fact, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to
(i) act on, sign and file with the Securities and Exchange Commission any and all filings on Forms 3, 4 and 5 with respect to the undersigned's position as an executive officer, director or ten percent beneficial stockholder of Fog Cutter Capital Group Inc. pursuant to Section 16 of the Securities Exchange Act of 1934, as amended, and (ii) take any and all actions which may be necessary or appropriate in connection therewith, granting unto such agents, proxies and attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing necessary or appropriate to be done, as fully for all intents and purposes as he or she might or could do in person, hereby approving, ratifying and confirming all that such agents, proxies and attorneys-in-fact, any of them or any of his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


/s/ Andrew A. Wiederhorn
Name: Andrew A. Wiederhorn